UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2017, Walter Investment Management Corp. (the “Company”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was considered to be below the compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock fell below $1.00 over a consecutive 30 trading-day period as of July 10, 2017.

Upon receipt of the Notice, the Company became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and in accordance with such procedures, on or before July 27, 2017, the Company expects to acknowledge receipt of the Notice and notify the NYSE of its intention to seek to cure the deficiency set forth therein.

The Company can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of its common stock on the last trading day of any month is at least $1.00 and the 30 trading-day average closing price of its common stock on such day is also at least $1.00. If the Company determines that it intends to cure the stock price deficiency by taking a corporate action which would require approval by its stockholders, the six-month cure period described above may be extended in accordance with Rule 802.01C of the NYSE Listed Company Manual to allow the Company to obtain the requisite stockholder approval no later than its next annual meeting. The Company is considering various options it may take in an effort to cure this deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

Subject to the Company’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period the Company’s common stock is expected to continue to be listed and traded on the NYSE under the symbol “WAC,” but will have an added designation of “.BC” to indicate the status of the common stock as below compliance.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Company’s common stock ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others: negatively affecting the Company’s debt restructuring initiative which could lead to difficulty maintaining business, financing and operational relationships; lower demand and market price for the Company’s common stock; adverse publicity; and a reduced interest in the Company from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Company’s ability to execute on its operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation.

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s material debt obligations.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2017, the Company issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: July 14, 2017	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated July 14, 2017